EXHIBIT 23

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SNODGRASS
Certified Public Accountants and Consultants



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Board of Directors
Sistersville Bancorp, inc.
726 Wells Street
Sistersville, WV 26175



                         INDEPENDENT AUDITOR'S CONSENT

We consent to the use of our report dated April 15, 1999, on the financial statements of Sistersville Bancorp, Inc., as of March 31, 1999 and 1998, and for the two years in the period ended March 31, 1999, appearing in Sistersville Bancorp, Inc.'s annual Form 10-KSB.




/s/ S R Snodgrass, A.C.
Wheeling, West Virginia
June 14, 1999




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S.R. Snodgrass, A.C.
980 National Road  Wheeling, WV 26003-6400  Phone: 304-233-5030  Facsimile: 304-233-3062
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